Exhibit 10.52

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (the “Amendment”), effective as of January 1st, 2022 (the “Effective Date”), is by and between Variation Biotechnologies Inc., a corporation incorporated pursuant to the laws of Canada (the “Company”) having an address of 310 Hunt Club Road East, Ottawa, Ontario K1V 1C1 and F. Diaz-Mitoma Professional Corporation (Ontario corporation number 002356634) having an address of 210 Barrow Crescent, Kanata, Ontario K2L 2C7 (“Consultant”). The Consultant and Company are sometimes referred to as a “Party” and are collectively referred to as the “Parties”.

WHEREAS, the Company and Consultant are parties to a certain Consulting Agreement dated July 1, 2016, amended as of January 1, 2017, amended January 1, 2018, amended January 1, 2019, January 1, 2020, and further amended as of January 1, 2021 (the “Consulting Agreement”);

AND WHEREAS, the Consultant and the Company wish to amend the Consulting Agreement on the terms and conditions set out in this Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1. Amendment to Section 1(a). As of the Effective Date, Section 1(a) of the Consulting Agreement shall be deleted in its entirety and replaced with the following:

(a) Term. This Agreement shall be in effect beginning on the Effective Date and, unless terminated earlier pursuant to the provisions of this Section 1, shall continue until December 31, 2022 (the “Term”). This Agreement may be renewed any number of times, with or without a short interruption in continuity of Services (as defined below), by written notice from the Company which is accepted by signature of the Consultant.

2. Amendment to Section 5(a). As of the Effective Date, Section 5(a) of the Consulting Agreement shall be deleted in its entirety and replaced with the following:

5. Payment for Consulting Services.

(a) Consideration. As consideration for the Services, the Company shall pay Consultant a fee of $50,000.00 CAD per month (plus any HST or GST payable).

3. Replacement of Appendix C. As of the Effective Date, Appendix C of the Consulting Agreement shall be deleted in its entirety and replaced with the version of Appendix C attached as Schedule A to this Amendment.

4. Consulting Agreement to Remain in Full Effect. Except as amended by this Amendment, the Consulting Agreement shall continue to be in full force and effect, without amendment, and is hereby ratified and confirmed. The Consulting Agreement shall henceforth be read and construed in conjunction with this Amendment.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

6. Further Assurances. Each Party shall do such further acts and execute such further documents as may be required to give effect to this Amendment and carry out the intent thereof.

7. Binding Effect. This Amendment shall be binding on and inure to the benefit of the Parites and their respective successors and assigns.

8. Execution and Counterparts. This Amendment may be executed in counterparts, including counterpart signature pages or counterpart facsimile or scanned signature pages (each of which shall be deemed an original), all of which together shall constitute one and the same instrument.

(Signature page follows.)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the Effective Date.

VARIATION BIOTECHNOLOGIES INC.

/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	Chief Executive Officer

F. DIAZ-MITOMA PROFESSIONAL CORPORATION

/s/ Dr. Francisco Diaz-Mitoma
Name:	Dr. Francisco Diaz-Mitoma
Title:	President

Schedule A

Appendix C – Performance Incentives

Bonus payable as of February 15th, 2022 – CAD $223,560

1.	The Company shall cause VBI Vaccines Inc., a British Columbia corporation (the “Parent”) to grant to Francisco Diaz-Mitoma, as designee of Consultant, 400,000 stock options (the “Options”), each Option exercisable for one common share of Parent, to be granted effective as of January 27, 2022, which was the date on which the board of directors of Parent approved such grant, and to be subject to the provisions of the Plan. Conditions regarding the Options and their exercise, including the exercise price, the term of the Options and the timing of vesting shall be set out in an Option Agreement between the Parent and Francisco Diaz-Mitoma. The common shares issuable upon exercise of the Options shall bear the appropriate legend to indicate such shares are “control securities” as defined in General Instruction C.1(a) of Form S-8.